Exhibit 5.1

July 31, 2026

Terex Corporation
301 Merrit 7, 4th Floor
Norwalk, CT 06851

Ladies and Gentlemen:

We have acted as counsel for Terex Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “Commission”), as it may be amended from time to time (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the contemplated issuance from time to time, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as may be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of (i) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), (ii) shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”), (iii) one or more series of debt securities of the Company which may be senior (the “Senior Debt Securities”) or subordinated (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), (iv) depositary shares, each representing a fraction of a share of a particular series of Preferred Stock (the “Depositary Shares”) and (v) warrants representing rights to purchase Debt Securities, Common Stock, Preferred Stock or Depositary Shares (the “Warrants”). The Common Stock, Preferred Stock, Debt Securities, Depositary Shares and Warrants are collectively referred to herein as the “Securities.”

The Debt Securities may be issued from time to time pursuant to one or more supplemental indentures to the senior debt indenture, dated as of July 20, 2007 (as supplemented to the date hereof, the “Senior Indenture”), by and between the Company and HSBC Bank USA, National Association, as trustee (any such supplemental indenture, a “Senior Supplemental Indenture” and, collectively, the “Senior Supplemental Indentures”), or pursuant to one or more supplemental indentures to the subordinated debt indenture, dated July 20, 2007 (as supplemented to the date hereof, the “Subordinated Indenture” and together with the Senior Indenture, the “Indentures”), by and between the Company and HSBC Bank USA, National Association, as trustee (any such supplemental indenture, a “Subordinated Supplemental Indenture” and, collectively, the “Subordinated Supplemental Indentures”; the Senior Supplemental Indentures together with the Subordinated Supplemental Indentures, the “Supplemental Indentures”). The rights, preferences and designations of the Preferred Stock (including Preferred Stock represented by Depositary Shares) will be issued pursuant to a certificate of designation to the Certificate of Incorporation of the Company (as amended by the Certificate of Amendment to Certificate of Incorporation of the Company dated September 5, 1998 and as further amended by the Certificate of Amendment of the Certificate of Incorporation of

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Fried, Frank, Harris, Shriver & Jacobson LLP

July 31, 2026

the Company dated July 17, 2007, the “Certificate of Incorporation”). The Depositary Shares may be issued under one or more deposit agreements (each, a “Deposit Agreement”) by and between the Company and a financial institution identified therein as the depositary (each, a “Depositary”). The Depositary may issue receipts (“Depositary Receipts”) for Depositary Shares, each of which will represent a fractional share or multiple shares of Preferred Stock represented by Depositary Shares. The Warrants may be issued under one or more warrant agreements (each, a “Warrant Agreement”) by and between the Company and a financial institution identified therein as the warrant agent (each, a “Warrant Agent”). The Indentures, the Supplemental Indentures, any certificates evidencing Debt Securities, the Warrant Agreements, the Deposit Agreements, the Depositary Receipts, and any other documents contemplated thereby or hereby are collectively referred to herein as the “Documents.”

In connection with this opinion, we have (i) investigated such questions of law, (ii) examined the originals or certified, conformed, electronic or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents and (iii) received such information from officers and representatives of the Company and its subsidiaries and others, in each case, as we have deemed necessary or appropriate for the purposes of this opinion.

In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed, electronic or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the Documents and certificates and oral or written statements and other information of or from public officials, officers or representatives of the Company and its subsidiaries and others. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

To the extent it may be relevant to the opinions expressed herein, we have assumed that (i) the parties to the Documents (other than the Company) are validly existing and in good standing under the laws of their respective jurisdictions of organization, (ii) the Company will have sufficient authorized but unissued and unreserved shares of Common Stock and Preferred Stock on the date of any issuance of shares thereof registered pursuant to the Registration Statement, (iii) the parties to the Documents (other than the Company) had or will have the power and authority to execute and deliver the Documents, to perform their obligations thereunder and to consummate the transactions contemplated thereby, (iv) each of the Documents has been or will be duly authorized, executed and delivered by all of the parties thereto (other than the Company), and the execution thereof does not violate the charter, the bylaws or any other organizational document of any such parties or the laws of the jurisdiction of incorporation or formation of any such parties, (v) each of the Documents constitutes or will constitute a valid and binding obligation of all the parties thereto, enforceable against such parties in accordance with their respective terms (other than as expressly addressed in the opinions below as to the Company), and (vi) the parties to the Documents will comply with all of their covenants, agreements and obligations under the Documents and all laws applicable thereto.

Fried, Frank, Harris, Shriver & Jacobson LLP

July 31, 2026

Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.When (i) the Registration Statement and any amendments thereto (including any post-effective amendments) have become effective under the Securities Act, (ii) the terms of the issuance and sale of such shares of Common Stock by the Company (including any Common Stock duly issued upon the exercise of any Warrants exercisable for Common Stock or upon exchange or conversion of any Debt Securities or shares of Preferred Stock that are exchangeable or convertible into Common Stock) registered pursuant to the Registration Statement have been duly approved by the Board of Directors of the Company or an authorized committee thereof (the “Board of Directors”) in conformity with the Certificate of Incorporation and the Amended and Restated Bylaws of the Company (the “Bylaws”) and all other necessary corporate action on the part of the Company has been taken in connection therewith and in a manner so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (iii) such shares of Common Stock have been issued and delivered against payment therefor in an amount in excess of the par value thereof, in accordance with the terms of the agreement under which they are sold and in the manner contemplated by the Registration Statement together with the applicable Prospectus Supplement, such shares of Common Stock will be validly issued, fully paid and non-assessable.

2.When (i) the Registration Statement and any amendments thereto (including any post-effective amendments) have become effective under the Securities Act, (ii) in accordance with Section 151 of the General Corporation Law of the State of Delaware (the “DGCL”) and in conformity with the Certificate of Incorporation and the Bylaws, (a) the Board of Directors has fixed the powers, designations, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions, if any, of a series of Preferred Stock (including any Preferred Stock duly issued upon the exercise of any Warrants exercisable for Preferred Stock or upon exchange or conversion of any Debt Securities that are exchangeable or convertible into Preferred Stock) registered pursuant to the Registration Statement and adopted a Certificate of Designations with respect thereto in the form required by applicable law and (b) proper and valid filing with the Office of the Secretary of State of the State of Delaware of such Certificate of Designations has been made, (iii) the terms of the issuance and sale of such shares of Preferred Stock have been duly approved by the Board of Directors in conformity with the Certificate of Incorporation and the Bylaws and all other necessary corporate action on the part of the Company has been taken in connection therewith and in a manner so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (iv) such shares of Preferred Stock have been issued and delivered against payment therefor in an amount in excess of the par value thereof, in accordance with the terms of the agreement under which they are sold and in the manner contemplated by the

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Registration Statement together with the applicable Prospectus Supplement, such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

3.When (i) the Registration Statement and any amendments thereto (including any post-effective amendments) have become effective under the Securities Act, (ii) the terms of the issuance and sale of the Debt Securities registered pursuant to the Registration Statement have been established in accordance with the applicable Indenture and duly approved by the Board of Directors of the Company or an authorized committee thereof in conformity with the Certificate of Incorporation and the Bylaws, and all other necessary corporate action on the part of the Company has been taken in connection therewith and in a manner so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding on the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iii) any relevant Supplemental Indenture has been duly authorized, executed and delivered by the Company and (iv) such Debt Securities have been duly authenticated, executed and delivered against payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement, such Debt Securities will constitute valid and binding obligations of the Company.

4.When (i) the Registration Statement and any amendments thereto (including post-effective amendments) have become effective under the Securities Act, (ii) in accordance with Section 151 of the DGCL and in conformity with the Certificate of Incorporation and the Bylaws, (a) the Board of Directors has fixed the powers, designations, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions, if any, of the series of Preferred Stock related to the Depositary Shares (including any Depositary Shares duly issued upon the exercise of any Warrants exercisable for Depositary Shares) registered pursuant to the Registration Statement and adopted a Certificate of Designations with respect to such series of Preferred Stock in the form required by applicable law and (b) proper and valid filing with the Office of the Secretary of State of the State of Delaware of such Certificate of Designations has been made, (iii) the terms of the issuance and sale of such Depositary Shares (and the related series of Preferred Stock) have been established in conformity with the applicable Deposit Agreement and duly approved by the Board of Directors in conformity with the Certificate of Incorporation and the Bylaws and all other necessary corporate action on the part of the Company has been taken in connection therewith and in a manner so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) the applicable Deposit Agreement has been duly authorized, executed and delivered by the Company and the Depositary, (v) shares of the series of Preferred Stock related to such Depositary Shares have been delivered to the Depositary for deposit in accordance with the Deposit Agreement, (vi) the Depositary Receipts evidencing such Depositary Shares have been duly issued against deposit of such shares of Preferred Stock with the Depositary in accordance with the Deposit Agreement and delivered against payment therefor in accordance with the terms of the agreement under which they are sold and in the manner contemplated by the Registration Statement together with the applicable Prospectus

Fried, Frank, Harris, Shriver & Jacobson LLP

July 31, 2026

Supplement and (vii) the Company has received consideration in excess of the par value of the Preferred Stock related to the Depositary Shares, such Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Receipts and the Deposit Agreement.

5.When (i) the Registration Statement and any amendments thereto (including post-effective amendments) have become effective under the Securities Act, (ii) the terms of the issuance and sale of the Warrants registered pursuant to the Registration Statement have been established in conformity with the applicable Warrant Agreement and duly approved by the Board of Directors in conformity with the Certificate of Incorporation and the Bylaws and all other necessary corporate action on the part of the Company has been taken in connection therewith and in a manner so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iii) the applicable Warrant Agreement has been duly authorized, executed and delivered by the Company and each other party thereto, (iv) such Warrants have been duly authenticated by the Warrant Agent and duly executed and delivered by the Company against payment therefor in accordance with the terms of the applicable Warrant Agreement, in accordance with the terms of the agreement under which they are sold and in the manner contemplated by the Registration Statement together with the applicable Prospectus Supplement, (v) the terms of the Securities issuable upon exercise of the Warrants have been duly approved by the Board of Directors in conformity with the Certificate of Incorporation and the Bylaws as specified above, as applicable, (vi) the Common Stock and the Preferred Stock issuable upon exercise of the Warrants have been properly reserved for issuance and (vii) upon exercise of such Warrants into shares of Common Stock, Preferred Stock or Depositary Shares, such shares of Common Stock or Preferred Stock have been issued and delivered against payment therefor in an amount in excess of the par value thereof or the Company has received consideration in excess of the par value of the Preferred Stock related to the Depositary Shares, such Warrants will constitute valid and binding obligations of the Company.

The opinions set forth above are subject to the following qualifications:

A.    We express no opinion as to the validity, binding effect or enforceability of any provision in any Document:

(i)    relating to indemnification, contribution or exculpation;

(ii)    containing any purported waiver, release, variation, disclaimer, consent or other agreement of similar effect (all of the foregoing, collectively, a “Waiver”) by the Company under any of such Documents to the extent limited by provisions of applicable law (including judicial decisions), or to the extent that such a Waiver applies to a right, claim, duty, defense or ground for discharge otherwise existing or occurring as a matter of law (including judicial decisions),

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except to the extent that such a Waiver is effective under, and is not prohibited by or void or invalid under, provisions of applicable law (including judicial decisions);

(iii)    related to (a) forum selection or submission to jurisdiction (including, without limitation, any waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum) to the extent that the validity, binding effect or enforceability of such provision is to be considered by any court other than a court of the State of New York, (b) choice of governing law to the extent the validity, binding effect or enforceability of any such provision is to be considered by any court other than a court of the State of New York or a federal district court sitting in the State of New York, in each case, applying the choice of law rules of the State of New York, (c) service of process, or (d) waivers of any rights to trial by jury;

(iv)    specifying that provisions thereof may be modified or waived only in writing;

(v)    purporting to give any person or entity the power to accelerate obligations without notice to the obligor;

(vi)    relating to payment of late charges, interest (or discount or equivalent amounts), premium, “make-whole” payments, collection costs or fees at a rate or in an amount, after or upon the maturity or acceleration of the liabilities evidenced or secured thereby or after or during the continuance of any default or other circumstance, or upon prepayment, that a court would determine in the circumstances to be unreasonable, a penalty or forfeiture; or

(vii)    that purports to create a trust, power of attorney or other fiduciary relationship.

B.    We express no opinion as to the effect of any law of any jurisdiction other than the State of New York wherein any party to the Documents may be located or wherein enforcement of any Document may be sought that limits the rates or interest legally chargeable or collectible.

C.    Our opinions set forth above are subject to the following:

(i)    bankruptcy, insolvency, reorganization, moratorium and other laws (or related judicial doctrines) now or hereafter in effect relating to or affecting creditors’ rights or remedies generally;

(ii)    general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies) whether such principles are considered in a proceeding in equity or at law; and

(iii)    the application of any applicable fraudulent conveyance, fraudulent transfer, fraudulent obligation, or preferential transfer law or any law governing the distribution of assets of any person now or hereafter in effect affecting creditors’ rights and remedies generally.

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D.    We express no opinion as to the validity or binding effect of any provision of any agreement (i) providing for payments thereunder in a currency other than currency of the United States of America to the extent that a court of competent jurisdiction, under applicable law, will convert any judgment rendered in such other currency into currency of the United States of America or to the extent that payment in a currency other than currency of the United States of America is contrary to applicable law or (ii) providing for governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency.

The opinions expressed herein are limited to the federal laws of the United States of America, the laws of the State of New York and, to the extent relevant, the DGCL, each as currently in effect, and no opinion is expressed with respect to any other laws or any effect that such other laws may have on the opinions expressed herein. The opinions expressed herein are limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the captions “Legal Matters” in the Prospectus and “Legal Matters” in any Prospectus Supplement. In giving these consents, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,
/s/ Fried, Frank, Harris, Shriver & Jacobson LLP

FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP